Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity reports fourth quarter and full year 2016 financial results

FOURTH QUARTER

•
Net sales of $210.9 million and net income of $11.7 million resulted in net income as a percentage of sales of 5.5 percent, compared to net sales of $209.1 million and net income of $9.9 million which resulted in net income as a percentage of sales of 4.7 percent in the prior year quarter

•	Diluted earnings per share were $0.22; diluted adjusted earnings per share were $0.34

•	Adjusted EBITDA of $36.0 million were up 18.0 percent versus fourth quarter 2015 pro forma adjusted EBITDA of $30.5 million

•	Adjusted EBITDA margin of 17.1 percent improved 250 basis points versus pro forma fourth quarter 2015

FULL YEAR

•
Net sales of $908.3 million and net income of $44.4 million resulted in net income as a percentage of sales of 4.9 percent, compared to net sales of $958.3 million and net income of $84.3 million which resulted in net income as a percentage of sales of 8.8 percent in the prior year

•	Diluted earnings per share were $0.83 and reflect the previously disclosed closure of two manufacturing facilities in Brazil; diluted adjusted earnings per share were $2.08

•	Adjusted EBITDA of $202.4 million were up 6.4 percent versus 2015 pro forma adjusted EBITDA of $190.3 million

•	Adjusted EBITDA margin of 22.3 percent improved 240 basis points versus pro forma 2015

2017 OUTLOOK

•	Company announces fiscal year 2017 guidance of sales between $930 million and $950 million and adjusted EBITDA between $215 million and $225 million

•	Board of directors authorizes $100 million share repurchase program

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release. Additionally, this release includes revisions to prior year periods’ financial results. Refer to the section entitled “Correction to Previously Issued Financial Statements.”

NORTH CHARLESTON, S.C., Feb. 22, 2017 - Ingevity Corporation (NYSE:NGVT) today reported preliminary fourth quarter net sales of $210.9 million and net income of $11.7 million, representing 5.5 percent of sales. Sales were essentially level with $209.1 million in the prior year’s fourth quarter and net income increased 18.2 percent versus $9.9 million last year. The fourth quarter diluted earnings per share were $0.22. Excluding, net of tax, separation costs of $0.05 per share and restructuring and other costs of $0.07 per share, diluted adjusted earnings per share were $0.34. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $36.0 million were up 18.0 percent versus fourth quarter 2015 pro forma adjusted EBITDA of $30.5 million. Ingevity’s fourth quarter adjusted EBITDA margin of 17.1 percent was up 250 basis points from the prior year’s fourth quarter pro forma adjusted EBITDA margin of 14.6 percent.

For the full year, net sales were $908.3 million and net income was $44.4 million, representing 4.9 percent of sales. Sales were down 5.2 percent versus $958.3 million in the prior year and net income decreased 47.3 percent versus $84.3 million last year. The diluted earnings per share for 2016 were $0.83. Excluding, net of tax, restructuring and other costs of $0.95 per share and separation costs of $0.30 per share, diluted adjusted earnings per share were $2.08. Adjusted EBITDA of $202.4 million were up 6.4 percent versus 2015 pro forma adjusted EBITDA of $190.3 million. Ingevity’s 2016 adjusted EBITDA margin of 22.3 percent was up 240 basis points from the prior year’s pro forma adjusted EBITDA margin of 19.9 percent.

“In what is seasonally a slower quarter, Ingevity’s revenues were in line with our expectations,” said Michael Wilson, Ingevity’s president and CEO. “Despite sales that were essentially level with the prior year’s quarter, we delivered an 18.0 percent increase in adjusted EBITDA. This was driven by improved product mix, lower raw material and energy costs, and the benefits from our cost reduction efforts.” He said that the company exceeded its 12-month company-wide cost reduction target and decreased costs by more than $30 million in the year.

Wilson said the company’s Performance Materials segment saw strong volume growth in sales of its activated carbon products for use in automotive gasoline vapor emission control. “Strong demand drove an 18.7 percent increase in Performance Materials revenues, and coupled with higher productivity, resulted in a 39.9 percent increase in segment EBITDA on a pro forma basis,” Wilson said.

He added that challenging market conditions impacted the company’s Performance Chemicals segment in the quarter. “Revenues for our pavement technologies products were up versus the prior year’s fourth quarter. However, our industrial specialties and oilfield applications businesses were again negatively affected by continued pricing pressure.”

Looking at the full year 2016, Wilson said that it was a “remarkable” year for the company. “We successfully executed the spinoff from WestRock and delivered solid financial results increasing both adjusted EBITDA and adjusted EBITDA margins despite revenues that were down more than 5 percent. We ramped up capacity to meet rapidly growing demand in Performance Materials. We won new business to combat volume and pricing pressure in Performance Chemicals. And we benefitted from superb execution of our cost reduction program. We expect to leverage this new cost structure for enhanced earnings as market conditions improve in our Performance Chemicals segment.”

The company generated $71.2 million of free cash flow and ended the year with a strong balance sheet. Excluding the effects of the Wickliffe IDB trust and associated restricted cash, the company ended the year with a net debt to adjusted EBITDA ratio of less than 2x.

Fourth Quarter 2016 Reportable Segment Financial Results

Performance Materials: Segment sales in the fourth quarter 2016 were $77.3 million, up $12.2 million, or 18.7 percent, versus the fourth quarter 2015. Segment operating profit was $22.2 million, up $6.0 million, or 37.0 percent, versus the prior year quarter pro forma segment operating profit. Segment EBITDA were $27.0 million, up $7.7 million, or 39.9 percent, versus the prior year pro forma segment EBITDA. Volumes, particularly in automotive applications, combined with increased plant efficiency, were the primary drivers to the strong revenue and earnings growth.

For the full year 2016, segment sales were $301.0 million, up $44.6 million, or 17.4 percent, versus 2015. Segment operating profit was $106.9 million, up $29.9 million, or 38.8 percent, versus the prior year pro forma segment operating profit. Segment EBITDA were $123.3 million, up $35.1 million, or 39.8 percent, versus the prior year pro forma segment EBITDA.

Performance Chemicals: Segment sales in the fourth quarter 2016 were $133.6 million, down $10.4 million, or 7.2 percent, versus the fourth quarter 2015. Segment operating profit was $3.4 million, down $1.9 million, or 35.8 percent, versus the prior year quarter pro forma segment operating profit. Segment EBITDA were $9.0 million, down $2.2 million, or 19.6 percent, versus the prior year quarter pro forma segment EBITDA. Higher volumes and raw materials and energy savings were more than offset by product price and mix weakness in the company’s industrial specialties applications.

For the full year 2016, segment sales were $607.3 million, down $94.6 million, or 13.5 percent, versus 2015. Segment operating profit was $56.7 million, down $22.0 million, or 28.0 percent, versus the prior year pro forma segment operating profit. Segment EBITDA were $79.1 million, down $23.0 million, or 22.5 percent, versus the prior year pro forma segment EBITDA.

Outlook

Ingevity announced its fiscal year 2017 guidance for sales between $930 million and $950 million and adjusted EBITDA between $215 million and $225 million.

The company expects that continued adoption of more stringent gasoline vapor emission regulations - particularly in North America - will drive strong revenue growth in the Performance Materials segment. In Performance Chemicals, the company expects continued price pressure in industrial specialties applications, offset partially by modest volume growth. Increased drilling, along with growth in new products, is anticipated to begin to improve sales to the oilfield industry. Sales to pavement technologies customers is also expected to grow, primarily driven by continued adoption of Evotherm® warm mix asphalt technology in the U.S. The company expects lower raw material costs, especially for crude tall oil, or CTO.

In addition, Ingevity’s board of directors authorized the company’s management to repurchase up to $100 million of the company’s outstanding common stock. “Our first share repurchase authorization reflects our belief not only in the cash generation prospects for the future, but also in the need to deliver value to our shareholders,” said John Fortson, Ingevity’s executive vice president, chief financial officer and treasurer. “At a minimum, we intend to more than offset dilution from equity compensation awards.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Additional Information
The company will host a conference call on Thursday, Feb. 23, 2017, at 10 a.m. (Eastern Time) to discuss fourth quarter fiscal results. Those who wish to participate in this event should dial 800-230-1059 (inside the U.S.) or 612-234-9959 (outside the U.S.), at least 15 minutes prior to the start of the call. In addition, a slide deck for use during the conference call will be posted on the investors section of Ingevity’s website shortly before the call begins. Replays will be available through March 23, 2017, and can be accessed at 800-475-6701 (inside the U.S.) or 320-365-3844 (outside the U.S.), with access code 414403.

Correction to Previously Issued Financial Statements
During the quarters and year ended December 31, 2016, Ingevity identified various errors related to its previously issued annual and interim Combined Financial Statements. Specifically, in the first quarter of 2016, the company determined that $3.3 million of cumulative intercompany profit in inventory had not been eliminated in prior years. During the fourth quarter, the company also identified errors related to a $1.8 million understatement of accruals for services rendered in prior years, as well as errors related to the timing for which revenue has been previously recognized.

The cumulative impact of the errors identified in 2016 had resulted in the overstatement of pre-tax and net income of $1.6 million and $1.0 million in 2015 and $1.0 million and $0.6 million in 2014, and a cumulative impact to net parent investment of $2.0 million as of January 1, 2014. In addition, such errors resulted in the $9.4 million and $5.5 million overstatement of revenue in 2015 and 2014, respectively. Although Ingevity’s management has determined that the impact of such errors is immaterial to all previously issued financial statements, the company will revise the previously issued financial statements for the periods ended December 31, 2015 and 2014 in connection with the filing of its 2016 Form 10-K and those corrections will also be reflected in the company’s future Form 10-Q filings. Additionally, the company is still evaluating the control deficiencies resulting from these errors. The impact of the revision to the previously issued financial statements for the quarter and year ended December 31, 2015 is reflected in the schedules to this press release.

Use of Non-GAAP Financial Measures
Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

A reconciliation of net income to adjusted EBITDA as projected for 2017 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement and periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

# # #

TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Consolidated and Combined Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Balance Sheets	Financial Schedules - Page 3
Condensed Statements of Cash Flows	Financial Schedules - Page 4
Correction to Previously Issued Financial Statements	Financial Schedules - Page 5
Non-GAAP Financial Measures	Financial Schedules - Page 7
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 8
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 10
Reconciliation of Segment EBITDA	Financial Schedules - Page 11
Notes to the Unaudited Pro Forma Adjustments	Financial Schedules - Page 12

INGEVITY CORPORATION
Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
In millions, except per share amounts	2016	2015 (1)	2016	2015 (1)
Net sales	$210.9	$209.1	$908.3	$958.3
Cost of sales	154.6	159.8	633.9	682.9
Gross profit	56.3	49.3	274.4	275.4
Selling, general and administrative expenses	30.0	24.9	114.0	110.1
Separation costs	3.9	5.4	17.5	17.2
Restructuring and other (income) charges, net	2.9	(6.4)	41.2	(7.5)
Other (income) expense, net	0.7	0.3	(3.2)	(1.0)
Interest expense	4.2	6.5	19.3	20.1
Interest income	(0.5)	—	(1.4)	—
Income before income taxes	15.1	18.6	87.0	136.5
Provision for income taxes	3.4	8.7	42.6	52.2
Net income (loss)	11.7	9.9	44.4	84.3
Less: Net income (loss) attributable to noncontrolling interests	2.6	1.3	9.2	4.6
Net income (loss) attributable to Ingevity stockholders	$9.1	$8.6	$35.2	$79.7

Earnings (loss) per common share attributable to Ingevity stockholders
Basic	$0.22	$0.21	$0.83	$1.89
Diluted	$0.22	$0.21	$0.83	$1.89
Average number of shares outstanding used in the earnings (loss) per share computations (2)
Basic	42.1	42.1	42.1	42.1
Diluted	42.3	42.1	42.3	42.1

_________________
(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

(2)
On May 15, 2016, WestRock distributed 42,102 thousand shares of Ingevity's common stock to holders of its common stock. The computation of basic and diluted earnings per common share for all periods prior to May 15, 2016 was calculated using the number of shares distributed on May 15, 2016.

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
In millions	2016	2015 (1)	2016	2015 (1)
Net sales
Performance Materials	$77.3	$65.1	$301.0	$256.4
Performance Chemicals	133.6	144.0	607.3	701.9
Total net sales	$210.9	$209.1	$908.3	$958.3

Segment operating profit
Performance Materials	22.2	16.8	106.9	79.7
Performance Chemicals	3.4	7.3	56.7	86.6
Total segment operating profit	25.6	24.1	163.6	166.3

Separation costs (2)	(3.9)	(5.4)	(17.5)	(17.2)
Restructuring and other income (charges) (3)	(2.9)	6.4	(41.2)	7.5
Interest expense	(4.2)	(6.5)	(19.3)	(20.1)
Interest income	0.5	—	1.4	—
Provision for income taxes	(3.4)	(8.7)	(42.6)	(52.2)
Net (income) loss attributable to noncontrolling interests	(2.6)	(1.3)	(9.2)	(4.6)
Net income (loss) attributable to the Ingevity stockholders	$9.1	$8.6	$35.2	$79.7
_________________
(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

(2)
Represents transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(3)	For the three and twelve months ended December 31, 2016 and December 31, 2015 the charges related to Performance Materials and Performance Chemicals as shown in the table below:

	Three Months Ended December 31		Twelve Months Ended December 31
In millions	2016	2015	2016	2015
Performance Materials	$—	$(10.4)	$0.8	$(11.5)
Performance Chemicals	2.9	4.0	40.4	4.0
Total	$2.9	$(6.4)	$41.2	$(7.5)

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Balance Sheets

In millions	December 31, 2016	December 31, 2015 (1)
Assets	(unaudited)
Cash and cash equivalents	$30.5	$32.0
Accounts receivable, net	89.8	95.2
Inventories, net	151.2	148.9
Prepaid and other current assets	23.7	20.2
Current assets	295.2	296.3
Property, plant and equipment, net	422.7	437.5
Restricted investment	69.7	—
Other assets	45.2	44.9
Total assets	$832.8	$778.7
Liabilities and Equity
Accounts payable	$79.2	$64.8
Accrued expenses	19.3	14.8
Other current liabilities	38.4	20.2
Current liabilities	136.9	99.8
Long term debt including capital lease obligations	481.3	80.0
Deferred income taxes	69.8	74.3
Other liabilities	10.2	7.2
Total liabilities	698.2	261.3
Equity	134.6	517.4
Total liabilities and equity	$832.8	$778.7

_________________
(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
In millions	2016	2015 (1)
Cash flows from operating activities:	$127.9	$72.2
Cash flows from investing activities:
Capital expenditures	(56.7)	(100.9)
Proceeds from sale of subsidiary	—	11.0
Restricted investment	(69.7)	—
Other investing activities, net	—	0.6
Net cash provided (used) by investing activities	(126.4)	(89.3)
Cash flows from financing activities:
Net borrowings under our revolving credit facility	111.9	—
Proceeds from long-term borrowings	300.0	—
Payments on long-term borrowings	—	(5.8)
Debt issuance costs	(3.6)	—
Borrowings (repayments) of notes payable and other short-term borrowings, net	(9.4)	7.1
Taxes withheld for employee RSU vesting	(0.3)	—
Noncontrolling interest distributions	(5.4)	(3.4)
Cash distributed to WestRock at separation	(448.5)	—
Transactions with WestRock, net	51.9	29.1
Net cash provided (used) by financing activities	(3.4)	27.0
Increase (decrease) in cash and cash equivalents	(1.9)	9.9
Effect of exchange rate changes on cash	0.4	2.2

Change in cash and cash equivalents	(1.5)	12.1
At beginning of period	32.0	19.9
At end of period	$30.5	$32.0

_________________
(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

Financial Schedules - Page 4

Ingevity Corporation

Correction to Previously Issued Financial Statements

During the quarters and year ended December 31, 2016, Ingevity identified various errors related to its previously issued annual and interim Combined Financial Statements. Specifically, in the first quarter of 2016, the company determined that $3.3 million of cumulative intercompany profit in inventory had not been eliminated in prior years. During the fourth quarter, the company also identified errors related to a $1.8 million understatement of accruals for services rendered in prior years, as well as errors related to the timing for which revenue has been previously recognized.

The cumulative impact of the errors identified in 2016 had resulted in the overstatement of pre-tax and net income of $1.6 million and $1.0 million in 2015 and $1.0 million and $0.6 million in 2014, and a cumulative impact to net parent investment of $2.0 million as of January 1, 2014. In addition, such errors resulted in the $9.4 million and $5.5 million overstatement of revenue in 2015 and 2014, respectively. Although Ingevity’s management has determined that the impact of such errors is immaterial to all previously issued financial statements, the company will revise the previously issued financial statements for the periods ended December 31, 2015 and 2014 in connection with the filing of its 2016 Form 10-K and those corrections will also be reflected in the company’s future Form 10-Q filings. Additionally, the company is still evaluating the control deficiencies resulting from these errors. The impact of the revision to the previously issued financial statements for the quarter and year ended December 31, 2015 is reflected in the tables below.

Impact of Corrections to the Condensed Statements of Operations

In millions, unaudited	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
	increase/(decrease)	increase/(decrease)
Net sales	$(0.7)	$(9.4)
Cost of sales	(1.1)	(4.1)
Income before income taxes	1.0	(1.6)
Provision for income taxes	0.4	(0.6)
Net income (loss)	0.6	(1.0)
Net income (loss) attributable to Ingevity stockholders	0.6	(0.6)

Impact of Corrections to the Segment Operating Results

In millions, unaudited	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
	increase/(decrease)	increase/(decrease)
Net sales
Performance Materials	$0.4	$(0.2)
Performance Chemicals	(1.1)	(9.2)
Total net sales	$(0.7)	$(9.4)

Segment operating profit
Performance Materials	$0.2	$(1.4)
Performance Chemicals	0.8	(0.2)
Total segment operating profit	$1.0	$(1.6)

Financial Schedules - Page 5

Impact of Corrections to the Condensed Balance Sheets

December 31, 2015
In millions, unaudited	increase/(decrease)
Assets
Accounts receivable, net	$(1.0)
Inventories, net	(2.1)
Current assets	$(3.1)

Liabilities and Equity
Accrued expenses	$2.6
Current liabilities	2.6
Deferred income taxes	(1.4)
Total liabilities	1.2
Equity	(4.3)
Total liabilities and equity	$(3.1)

Impact of Corrections to the Condensed Statements of Cash Flows

Twelve Months Ended December 31, 2015
In millions	increase/(decrease)
Cash flows from operating activities:	$1.0
Cash flows from financing activities:
Transactions with WestRock, net	(1.0)
Net cash provided (used) by financing activities	$(1.0)

Financial Schedules - Page 6

Ingevity Corporation
Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures, inclusive of pro forma adjustments:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, separation costs, and the income tax expense (benefit) on those items.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges per share, separation costs per share, and the income tax expense (benefit) per share on those items.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, separation costs and restructuring and other (income) charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

Segment EBITDA Margin is defined as Segment EBITDA divided by Net Sales.

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. In addition, the Company believes Adjusted EBITDA, Adjusted EBITDA Margin, Segment EBITDA and Segment EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

Unaudited Pro Forma Adjustments
The non-GAAP financial measures noted above, adjusted for the Unaudited Pro Forma Adjustments, apply only to our quarterly periods within and fiscal year ended December 31, 2015. The Unaudited Pro Forma Adjustments are from the Unaudited Pro Forma Combined Financial Statements which were derived from the historical Combined Financial Statements of Ingevity, prepared in accordance with U.S. generally accepted accounting principles. These Unaudited Pro Forma Combined Financial Statements include adjustments required by SEC Staff Accounting Bulletin Topic 1:B-3 and Article 11 of SEC Regulation S-X. For more information on the pro forma adjustments see the section entitled: "Notes to the Unaudited Pro Forma Adjustments" included within this Exhibit.
A reconciliation of net income to adjusted EBITDA as projected for 2017 is not provided. Ingevity does not forecast net income as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended December 31		Twelve Months Ended December 31
In millions, except per share amounts; unaudited	2016	2015 (1)	2016	2015 (1)
Net income (loss)	$11.7	$9.9	$44.4	$84.3
Less: Net income (loss) attributable to noncontrolling interests	2.6	1.3	9.2	4.6
Net income (loss) attributable to Ingevity stockholders (GAAP)	9.1	8.6	35.2	79.7
Restructuring and other (income) charges (2)	2.9	(6.4)	41.2	(7.5)
Separation costs (3)	3.9	5.4	17.5	17.2
Income tax effect on items above	(1.6)	2.4	(5.9)	0.1
Adjusted earnings (loss) (Non-GAAP)	$14.3	$10.0	$88.0	$89.5

Diluted earnings (loss) per common share (GAAP)	$0.22	$0.21	$0.83	$1.89
Restructuring and other (income) charges	0.07	(0.15)	0.98	(0.18)
Separation costs	0.09	0.13	0.41	0.41
Income tax effect on items above	(0.04)	0.05	(0.14)	—
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.34	$0.24	$2.08	$2.12

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.3	42.1	42.3	42.1
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.
(2) Charges incurred during 2016 primarily related to restructuring activities within our Brazilian Performance Chemicals operations. Charges for the three months ended December 31, 2016 were comprised of miscellaneous exit costs of $2.9 million. Charges for the year ended December 31, 2016 were comprised of asset write-downs, including the asset impairment charge of $30.2 million, accelerated depreciation of $0.4 million, $7.0 million in severance related charges, and miscellaneous exit costs of $3.6 million.

Income for the three months and year ended December 31, 2015 related to additional proceeds from the sale of our Performance Materials’ air purification business from 2014.
(3) In connection with the separation from WestRock we have incurred pre-tax separation costs. These costs were primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of 2015 Pro Forma - Adjusted Earnings (Non-GAAP)

	Three Months Ended December 31, 2015 (1)				Twelve Months Ended December 31, 2015 (1)
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions, except per share amounts; unaudited
Net income (loss)	$9.9	4.6		$14.5	$84.3	7.2		$91.5
Less: Net income (loss) attributable to noncontrolling interests	1.3			1.3	4.6			4.6
Net income (loss) attributable to Ingevity stockholders (GAAP)	8.6	4.6	(2)	13.2	79.7	7.2	(2)	86.9
Restructuring and other (income) charges	(6.4)	—		(6.4)	(7.5)	—		(7.5)
Separation costs	5.4	(5.4)		—	17.2	(17.2)		—
Income tax effect on items above	2.4	1.2		3.6	0.1	4.0		4.1
Adjusted earnings (loss) (Non-GAAP)	$10.0			$10.4	$89.5			$83.5

Diluted earnings (loss) per common share (GAAP)	$0.21	0.11		$0.32	$1.89	0.17		$2.06
Restructuring and other (income) charges	(0.15)	—		(0.15)	(0.18)	—		(0.18)
Separation costs	0.13	(0.13)		—	0.41	(0.41)		—
Income tax effect on items above	0.05	0.03		0.08	—	0.10		0.10
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.24			$0.25	$2.12			$1.98

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.1			42.1	42.1			42.1
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.
(2) Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31		Twelve Months Ended December 31
In millions, unaudited	2016	2015 (1)	2016	2015 (1)
Net income (loss) (GAAP)	$11.7	$9.9	$44.4	$84.3
Provision for income taxes	3.4	8.7	42.6	52.2
Interest expense	4.2	6.5	19.3	20.1
Interest income	(0.5)	—	(1.4)	—
Separation costs	3.9	5.4	17.5	17.2
Depreciation and amortization	10.4	9.0	38.8	34.6
Restructuring and other (income) charges	2.9	(6.4)	41.2	(7.5)
Adjusted EBITDA (Non-GAAP)	$36.0	$33.1	$202.4	$200.9

Net sales	$210.9	$209.1	$908.3	$958.3
Net income (loss) margin	5.5%	4.7%	4.9%	8.8%
Adjusted EBITDA margin	17.1%	15.8%	22.3%	21.0%

_________________
(1)	Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.

Reconciliation of 2015 Pro Forma - Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31, 2015 (1)				Twelve Months Ended December 31, 2015 (1)
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions, unaudited
Net income (loss) (GAAP)	$9.9	4.6	(2)	$14.5	$84.3	7.2	(2)	$91.5
Provision for income taxes	8.7	(0.1)	(3)	8.6	52.2	0.5	(3)	52.7
Interest expense	6.5	(1.7)	(4)	4.8	20.1	(1.1)	(4)	19.0
Interest income	—	—		—	—	—		—
Separation costs	5.4	(5.4)	(5)	—	17.2	(17.2)	(5)	—
Depreciation and amortization	9.0			9.0	34.6			34.6
Restructuring and other (income) charges	(6.4)			(6.4)	(7.5)			(7.5)
Adjusted EBITDA (Non-GAAP)	$33.1		(6)	$30.5	$200.9		(6)	$190.3

Net sales				$209.1				$958.3
Net income (loss) margin				6.9%				9.5%
Adjusted EBITDA margin				14.6%				19.9%
_______________
(1)	Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.
(2)	Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".
(3)	Refer to Note B within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.
(4)	Refer to Note C within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.
(5)	Refer to Note D within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.
(6)
Ingevity would have incurred incremental costs as an independent public company, including costs to replace services previously provided by WestRock as well as other stand-alone costs. In total, Ingevity management estimates that these costs would have ranged from $0.5 million to $1 million before-tax quarterly, over and above amounts currently included in the Unaudited Pro Forma Combined Statement of Operations.

Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Segment Operating Profit (GAAP) to Segment EBITDA (Non-GAAP)

In millions, unaudited	Three Months Ended December 31		Twelve Months Ended December 31
Performance Materials	2016	2015 (1)	2016	2015 (1)

Segment operating profit (GAAP)	$22.2	$16.8	$106.9	$79.7
Depreciation and amortization	4.8	3.1	16.4	11.2
Segment EBITDA (Non-GAAP)	$27.0	$19.9	$123.3	$90.9

Net sales	$77.3	$65.1	$301.0	$256.4
Segment operating margin	28.7%	25.8%	35.5%	31.1%
Segment EBITDA margin	34.9%	30.6%	41.0%	35.5%

Performance Chemicals
Segment operating profit (GAAP)	$3.4	$7.3	$56.7	$86.6
Depreciation and amortization	5.6	5.9	22.4	23.4
Segment EBITDA (Non-GAAP)	$9.0	$13.2	$79.1	$110.0

Net sales	$133.6	$144.0	$607.3	$701.9
Segment operating margin	2.5%	5.1%	9.3%	12.3%
Segment EBITDA margin	6.7%	9.2%	13.0%	15.7%

_________________
(1)	Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.

Reconciliation of 2015 Pro Forma - Segment EBITDA (Non-GAAP)

	Three Months Ended December 31, 2015 (1)				Twelve Months Ended December 31, 2015 (1)
In millions, unaudited		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
Performance Materials

Segment operating profit (GAAP)	$16.8	(0.6)	(2)	$16.2	$79.7	(2.7)	(2)	$77.0
Depreciation and amortization	3.1			3.1	11.2			11.2
Segment EBITDA (Non-GAAP)	$19.9			$19.3	$90.9			$88.2

Net sales				$65.1				$256.4
Segment operating margin				24.9%				30.0%
Segment EBITDA margin				29.6%				34.4%

Performance Chemicals
Segment operating profit (GAAP)	$7.3	(2.0)	(2)	$5.3	$86.6	(7.9)	(2)	$78.7
Depreciation and amortization	5.9			5.9	23.4			23.4
Segment EBITDA (Non-GAAP)	$13.2			$11.2	$110.0			$102.1

Net sales				$144.0				$701.9
Segment operating margin				3.7%				11.2%
Segment EBITDA margin				7.8%				14.5%
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct the timing of previously recorded out-of-period adjustments.
(2) Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.

Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Notes to the Unaudited Pro Forma Adjustments

For more information regarding the Ingevity’s unaudited pro forma combined statements of operations for the year ended December 31, 2015, see “Unaudited Pro Forma Combined Financial Statements” in the Ingevity’s registration statement on Form 10 and amendments thereto (the “Form 10”), copies of which may be obtained by visiting the web site of the Securities and Exchange Commission, or the SEC, at www.sec.gov. The "Unaudited Pro Forma Combined Statement of Operations" included within Ingevity's registration statement on Form 10 is presented for the fiscal year ended December 31, 2015 and gives effect as if the pro forma adjustments had occurred on January 1, the first day of fiscal year 2015. Presented below is a quarterly impact of each respective pro forma adjustments for the fiscal year ended December 31, 2015.

(A) We have entered into agreements to obtain audit and certain compliance functions as a stand-alone public company as well as compensation agreements with certain members of our executive team. Prior to the completion of the separation, we estimated that we would also enter into agreements to obtain insurance coverage according to quotations we had received based on our individual loss history, credit profile and selected insurance coverage. These expenses represent recurring costs in excess of the amounts historically allocated to Ingevity.

In addition, at the completion of the separation we entered into a new raw material supply agreement with WestRock for the purchase of black liquor soap skimmings (“BLSS”) and crude tall oil (“CTO”). We historically obtained BLSS and CTO from WestRock under previously existing supply agreements. We evaluated the new agreement and its impact on our pro forma income statement. The pro forma adjustment also included incremental costs of less than $1 million for the full year 2015 associated with this new agreement calculated by applying the new agreement’s pricing terms to the actual purchased volumes in 2015.

The 2015 pro forma adjustment by segment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Performance Chemicals	1.9	1.9	2.1	2.0	7.9
Performance Materials	0.7	0.7	0.7	0.6	2.7
Total	$2.6	$2.6	$2.8	$2.6	$10.6

(B) Represents the tax effect of proforma adjustments for each respective period.

(C) Represents adjustments to interest expense and amortization of debt issuance costs related to our target pro forma long-term indebtedness. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Interest expense	$0.6	$0.4	$(0.4)	$(1.7)	$(1.1)

(D) Represents the elimination of expenses directly related to transaction costs incurred during 2015 in connection with the separation from WestRock, primarily related to professional fees associated with separation activities within the finance, tax and legal functions. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Separation costs	$(1.5)	$(4.8)	$(5.5)	$(5.4)	$(17.2)

Financial Schedules - Page 12